Exhibit 10.01

395 Page Mill Road, Building 3 | Palo Alto, CA 94304

Amendment
to
Employment Offer Letter

May 6, 2020

Robert Bearden

Dear Rob:
You previously entered into an employment offer letter with Cloudera, Inc. (the “Company”), dated on or about January 12, 2020 (the “Offer Letter”). This letter amends the Offer Letter (the “Amendment”), effective as of the date that this Amendment is signed by both you and the Company.
You and the Company agree that Section 3(c)(i) of the Offer Letter is deleted and replaced in its entirety with the following:

“Initial RSU. On January 13, 2020 (the “Grant Date”), the Board granted you a restricted stock unit to acquire 1,616,428 shares (the “Initial RSU”) under the Company’s 2017 Equity Incentive Plan (the “Equity Plan”). You acknowledge and agree that upon the effectiveness of the Amendment, you forfeit 275,000 shares subject to the Initial RSU (the “Reduction”), with such Reduction being applied solely to the Third Year RSU Portion (as defined below), such that the total number of shares subject to the Initial RSU is 1,341,428.
The Initial RSU (after giving effect to the Reduction) will vest over three (3) years as follows: (i) 1/4th of 538,809 shares subject to the Initial RSU will vest on each of the first four Quarterly Anniversaries following December 15, 2019 (the “First Year RSU Portion”) and (ii) subject to adoption of the Approval Resolution (as defined below), as applicable, (X) 1/4th of 538,809 shares subject to the Initial RSU will vest on March 15, 2021 and on each of the three (3) following Quarterly Anniversaries thereof, which for the avoidance of doubt are June 15, 2021, September 15, 2021, and December 15, 2021 (the “Second Year RSU Portion”) and (Y) 1/4th of 263,810 shares subject to the Initial RSU will vest in equal installments on March 15, 2022 and on each of subsequent three (3) following Quarterly anniversaries thereof, which for the avoidance of doubt are June 15, 2022, September 15, 2022 and December 15, 2022 (the “Third Year RSU Portion” and, together with subsection (X), the “Second & Third Year RSU Portion); provided that, subject to Section 5 below, vesting will depend on your continued employment as CEO of the Company on the applicable time-based vesting dates, and will be subject to the terms and conditions of the written agreement governing the grant, the Equity Plan and this Agreement.”
Further, you acknowledge and agree that the Reduction shall not constitute Good Reason for purposes of the Offer Letter.
[Signature Page to Amendment to Employment Offer Letter Follows]

Any capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer Letter. Except as specifically set forth above, all terms and conditions of the Offer Letter shall remain in full force and effect. In the event of any inconsistency or conflict between the provisions of the Offer Letter and this Amendment, the provisions of this Amendment shall govern.

AGREED AND ACCEPTED	CLOUDERA, INC.

/s/ Robert Bearden	/s/ David Howard
Robert Bearden	David Howard
General Counsel

May 6, 2020	May 6, 2020
Date	Date

[Signature Page to Amendment to Employment Offer Letter]